Exhibit 99.1

Astria Therapeutics Enters into Licensing Agreement with Kaken Pharmaceutical to Develop and Commercialize Navenibart for HAE in Japan

-- Up to $32 Million in Upfront and Milestone Payments, Plus Royalties --

-- Kaken Expertise in Commercializing Innovative Therapies Supports Navenibart’s Potential to be First-Choice HAE Treatment in Japan --

-- Updated Cash Runway Supports the Company’s Operating Plan Into 2028 --

BOSTON, Mass., August 6, 2025 – Astria Therapeutics, Inc. (NASDAQ:ATXS), a biopharmaceutical company focused on developing life-changing therapies for allergic and immunologic diseases, today announced that it has exclusively licensed development and commercialization rights in Japan to Kaken Pharmaceutical, Co., Ltd., a Japanese specialty pharmaceutical company, for navenibart, a long-acting investigational monoclonal antibody inhibitor of plasma kallikrein, in Phase 3 development for the preventative treatment of hereditary angioedema (HAE). Under the agreement, Astria will receive an upfront payment of $16 million, with the potential for an additional $16 million in total commercialization and sales milestones. In addition to these payments, Astria is also eligible for tiered royalties with the royalty rate as a percentage of net sales up to 30%, and partial Phase 3 cost reimbursement.

“We are thrilled to partner with Kaken for the development and commercialization of navenibart in Japan, which advances our strategy to enable broad access to navenibart globally,” said Jill C. Milne, Ph.D., Chief Executive Officer at Astria Therapeutics. “In addition to our shared values that put patients first, Kaken brings strong relationships with the Japanese medical community that we believe will support both our Phase 3 ALPHA-ORBIT trial as well as the potential commercialization of navenibart in the future.”

“Our partnership with Astria for the development and commercialization of navenibart supports our strategy of providing therapies that address unmet medical needs in the Japanese community,” said Hiroyuki Horiuchi, President and Representative Director of Kaken. “We believe that navenibart is a complementary fit with our HAE portfolio, providing patients in Japan with the potential for low-burden treatments to better manage their disease.”

“As a physician that treats people with HAE, I am incredibly excited about the potential of a preventative therapy with navenibart’s profile,” said Dr. Michihiro Hide, President, Hiroshima City Hospital Organization. “I believe that navenibart could have a significant impact on the lives of HAE patients in Japan where people living with HAE are seeking options that allow them to be protected from their HAE attacks with very low treatment burden.”

Kaken will also provide support for the ALPHA-ORBIT Phase 3 trial in Japan, be responsible for regulatory submissions in Japan, and will reimburse Astria for a portion of the costs of the navenibart Phase 3 program.

Including the upfront payment from Kaken and the expected reimbursement by Kaken of a portion of the Company’s Phase 3 program costs, the Company expects that its cash, cash equivalents and short-term investments will be sufficient to fund its current operating plan into 2028.

About Navenibart:

Navenibart is a monoclonal antibody inhibitor of plasma kallikrein in development for the treatment of HAE. Our goal with navenibart is to provide rapid and sustained HAE attack prevention with a validated mechanism and trusted modality administered subcutaneously every 3 and 6 months. We aim to empower people living with HAE to live life without limitations from their disease.

About Astria Therapeutics:

Astria Therapeutics is a biopharmaceutical company, and our mission is to bring life-changing therapies to patients and families affected by allergic and immunologic diseases. Our lead program, navenibart (STAR-0215), is a monoclonal antibody inhibitor of plasma kallikrein in clinical development for the treatment of hereditary angioedema. Our second program, STAR-0310, is a monoclonal antibody OX40 antagonist in clinical development for the treatment of atopic dermatitis. Learn more about our company on our website, www.astriatx.com, or follow us on Instagram @AstriaTx and on Facebook and LinkedIn.

About Kaken Pharmaceutical, Co., Ltd.:

Kaken Pharmaceutical is a specialty pharmaceutical company in Japan with strong experience in developing and commercializing novel pharmaceuticals in the fields of orthopedics and dermatology. Kaken concentrates its R&D resources in areas such as immune system, nervous system, infectious diseases, and rare diseases with unmet medical needs. Kaken, in its philosophy, strives to improve the quality of life of patients through the development and distribution of superior pharmaceuticals. For further information, visit www.kaken.co.jp/english.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of applicable securities laws and regulations including, but not limited to, statements regarding: the goals and objectives of the ALPHA-ORBIT trial; the potential therapeutic benefits of navenibart as a treatment for HAE; the potential attributes and profile of navenibart as a treatment for HAE, including its potential to be a life-changing, market leading preventative treatment for HAE, and our overall vision and goals for the navenibart program; our corporate strategy and vision, including our mission is to bring life-changing therapies to patients and families affected by allergic and immunologic diseases; and statements about the Company’s current operating plan and cash runway. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goals,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or "vision," and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Astria’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, future financial performance, results of pre-clinical and clinical results of the Astria’s product candidates and other future conditions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties related to: changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; risks inherent in pharmaceutical research and development, such as: adverse results in our drug discovery, preclinical and clinical development activities, the risk that the results of preclinical studies may not be replicated in clinical trials, that the preliminary, initial or interim results from clinical trials may not be indicative of the final results, that the results of early stage clinical trials, such as the results from the ALPHA-STAR Phase 1b/2 clinical trial, may not be replicated in later stage clinical trials, such as the planned Phase 3 development program, the risk that we may not be able to enroll sufficient patients in our clinical trials on a timely basis, and the risk that any of our clinical trials may not commence, continue or be completed on time, or at all; decisions made by, and feedback received from, the U.S. Food and Drug Administration and other regulatory authorities on our regulatory and clinical trial submissions and other feedback from potential clinical trial sites, including investigational review boards at such sites, and other review bodies with respect to navenibart, STAR-0310, and any other future development candidates; our ability to manufacture sufficient quantities of drug substance and drug product for navenibart, STAR-0310, and any other future product candidates on a cost-effective and timely basis, and to develop dosages and formulations for navenibart, STAR-0310, and any other future product candidates that are patient-friendly and competitive; our ability to develop biomarker and other assays, along with the testing protocols therefor; our ability to obtain, maintain and enforce intellectual property rights for navenibart, STAR-0310 and any other future product candidates; our potential dependence on collaboration partners; competition with respect to navenibart, STAR-0310, or any of our other future product candidates; the risk that survey results, modeling data and market research may not be accurate predictors of the commercial landscape for HAE, the ability of navenibart to compete in HAE and the anticipated position and attributes of navenibart in HAE based on clinical data to date, its preclinical profile, pharmacokinetic modeling, market research and other data; risks that any of our clinical trials of STAR-0310 may not commence, continue or be completed on time, or at all; risks that results of preclinical studies of STAR-0310 will not be replicated in clinical trials; our ability to manage our cash usage and the possibility of unexpected cash expenditures; our ability to obtain necessary financing to conduct our planned activities, including the costs associated with commercializing navenibart if regulatory approval is obtained, and to manage unplanned cash requirements; the risks and uncertainties related to our ability to recognize the benefits of any additional acquisitions, licenses or similar transactions; and general economic and market conditions; as well as the risks and uncertainties discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2024 and in other filings that we may make with the Securities and Exchange Commission. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Astria may not actually achieve the forecasts or expectations disclosed in our forward-looking statements, and investors and potential investors should not place undue reliance on Astria’s forward-looking statements.

Neither Astria, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Astria’s views as of any date subsequent to the date hereof.

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Astria Contact:

Investor Relations and Media:

Elizabeth Higgins

investors@astriatx.com